Exhibit 99.1

Egalet Earns $10 Million Milestone Payment Triggered by Advancement of Shionogi’s Abuse-Deterrent, Extended-Release Hydrocodone, S-718632, Using Egalet’s Guardian™ Technology

—Shionogi’s S-718632 investigational new drug application was submitted and is open—

Wayne, Penn. — March 17, 2015 — Egalet Corporation (Nasdaq: EGLT) (“Egalet”), a fully integrated specialty pharmaceutical company focused on developing, manufacturing and marketing innovative pain treatments, today announced that the investigational new drug (IND) application submitted by Shionogi to the U.S. Food and Drug Administration (FDA) for the hydrocodone product candidate, S-718632 is now open and active triggering a $10 million milestone payment to Egalet.

S-718632 is in development under a collaboration and license agreement with Shionogi, granting Shionogi an exclusive, royalty-bearing, worldwide license to develop, manufacture and commercialize abuse-deterrent hydrocodone-based product candidates using Egalet’s Guardian™ Technology. Under the agreement Egalet is eligible to receive milestone payments upon development and approval of product candidates under the agreement, which may exceed $300 million (inclusive of this payment) if multiple product candidates are approved, as well as royalties at percentage rates ranging from mid-single digit to low-teens on net sales of licensed products.

“Development of abuse-deterrent hydrocodone S-718632 is paramount given that hydrocodone is the most frequently prescribed opioid in the United States and is associated with more drug abuse and diversion than any other opioid according to the DEA,” said Bob Radie, Egalet’s president and chief executive officer.  “We are pleased with the progress this collaboration has made to move this important program forward.”

About Guardian Technology

Egalet’s proprietary Guardian Technology was developed to create oral tablets with physical and chemical properties intended to deter the most common and rigorous methods of abuse that are specific to a particular drug, while also offering a tailored release of the active pharmaceutical ingredient (API). Egalet’s abuse-deterrent morphine, Egalet-001, was designed to resist crushing in order to swallow, snort or smoke, and dissolving in order to inject—one of the most common routes of morphine abuse. Egalet-001 has a specialized matrix created through Egalet’s proprietary manufacturing process that allows for controlled release of the API. Egalet’s abuse-deterrent oxycodone Egalet-002, which has an added shell surrounding the matrix, was specifically designed to address abuse by crushing and snorting—the most common method of manipulating oxycodone-based products for abuse according to a 2011 article in the Harm Reduction Journal. The Guardian Technology employs a proven, reproducible, scalable and cost-efficient manufacturing process—injection molding—which involves the simultaneous use of both pressure and heat to form tablets using a customized mold. Egalet’s proprietary Guardian Technology platform has the potential to become more broadly used with additional types of pharmaceutical products. The Company believe that the flexibility of the delivery systems can be applied to the administration of other classes of APIs, including combination products, where abuse deterrence or a specific release profile is desired.

About Egalet

Egalet, a fully integrated commercial specialty pharmaceutical company, is focused on developing, manufacturing and marketing innovative pain treatments. The Company has two approved products: OXAYDO (oxycodone HCI, USP) tablets for oral use only -CII, the first and only approved immediate-release oxycodone product formulated to deter abuse via snorting, for the management of acute and chronic moderate to severe pain where an opioid is appropriate, and SPRIX® (ketorolac tromethamine) Nasal Spray, a non-steroidal anti-inflammatory drug (NSAID), indicated in adult patients for the short-term (up to five days) management of moderate to moderately severe pain that requires analgesia at the opioid level. In addition, using Egalet’s proprietary Guardian™ Technology, the Company is developing a pipeline of clinical-stage, opioid-based product candidates that are specifically designed to deter abuse by physical and chemical manipulation. The lead programs, Egalet-001, an abuse-deterrent, extended-release, oral morphine formulation, and Egalet-002, an abuse-deterrent, extended-release, oral oxycodone formulation, are in late-stage clinical development for the management of pain severe enough to require daily, around-the-clock opioid treatment and for which alternative treatments are inadequate. Egalet’s Guardian Technology can be applied broadly across different classes of pharmaceutical products and can be used to develop combination products that include multiple active pharmaceutical ingredients with similar or different release profiles. Full prescribing information for OXAYDO and SPRIX and additional information on Egalet can be found at www.egalet.com.

Important Safety Information for OXAYDO™ (oxycodone HCl, USP) Tablets for oral use only - CII

OXAYDO is an immediate-release oral formulation of oxycodone HCl indicated for the management of acute and chronic moderate to severe pain where the use of an opioid analgesic is appropriate.

OXAYDO is contraindicated in patients with respiratory depression, paralytic ileus, acute or severe bronchial asthma or hypercarbia, or known hypersensitivity to oxycodone or any components of the product.

Respiratory depression is the primary risk of OXAYDO and it must be used with extreme caution in patients with chronic obstructive pulmonary disease or cor pulmonale, in patients with decreased respiratory reserve, hypoxia, hypercapnia or pre-existing respiratory depression.

OXAYDO contains oxycodone HCl, an opioid agonist and a Schedule II controlled substance. Such drugs are sought by drug abusers and people with addiction disorders. OXAYDO can be abused in a manner similar to other opioid agonists, legal or illicit. This should be considered when prescribing or dispensing in situations where there is concern about an increased risk of misuse or abuse. OXAYDO may be abused by crushing, chewing, snorting or injecting the product and these practices pose a significant risk to the abuser that could result in overdose and death.

Patients receiving central nervous system depressants concomitantly with OXAYDO may exhibit an additive central nervous system depression.  When such combined therapy is contemplated, the dose of one or both agents should be reduced. Patients should not consume alcoholic beverages, or any medications containing alcohol while taking OXAYDO.

OXAYDO may cause severe hypotension in patients whose ability to maintain blood pressure has been compromised. OXAYDO may produce orthostatic hypotension in ambulatory patients. OXAYDO must be administered with caution in patients in circulatory shock.

Serious adverse reactions that may be associated with OXAYDO include: respiratory depression, respiratory arrest, circulatory depression, cardiac arrest, hypotension and/or shock. The most common adverse reactions are nausea, constipation, vomiting, headache, pruritus, insomnia, dizziness, asthenia and somnolence.

In opioid naïve patients, start dosing OXAYDO with five to 15 mg every four to six hours as needed for pain.  OXAYDO should not be given to anyone other than the individual for whom it was prescribed. Keep OXAYDO in a locked cabinet, drawer or medicine safe so that it will not be stolen.

Please see full prescribing information for OXAYDO at www.oxaydo.com.

Important Safety Information for SPRIX® (ketorolac tromethamine) Nasal Spray

SPRIX® is a non-steroidal anti-inflammatory drug (NSAID) indicated in adult patients for the short-term (up to 5 days) management of moderate to moderately severe pain that requires analgesia at the opioid level.  Do not exceed a total combined duration of use of SPRIX and other ketorolac formulations (IM/IV or oral) of 5 days. SPRIX is not indicated for use in pediatric patients or for minor or chronic painful conditions.

SPRIX is contraindicated as follows: in patients with peptic ulcer disease or a history of GI bleeding; in patients with suspected or confirmed cerebrovascular bleeding, hemorrhagic diathesis, incomplete hemostasis, or at high risk of bleeding; for the treatment of peri-operative pain in the setting of coronary artery bypass graft (CABG) surgery; in patients with advanced renal impairment and those at risk for renal failure due to volume depletion; use as a prophylactic analgesic before any surgery; use in labor and delivery; use in patients with a history of asthma, urticaria, or other allergic-type reactions after taking aspirin or other NSAIDs; and, known hypersensitivity to ketorolac, aspirin, other NSAIDs or EDTA.

SPRIX should be used with caution in patients with a prior history of ulcer disease or GI bleeding, coagulation disorders, in patients taking diuretics or ACE inhibitors, or those with compromised cardiac function.  NSAIDs can cause serious anaphylactoid reactions and serious dermatologic adverse reactions; SPRIX should be discontinued immediately in patients with allergic reactions or skin reactions.

The most common adverse reactions (incidence > 2%) in patients treated with SPRIX and occurring at a rate at least twice that of placebo are nasal discomfort, rhinalgia, increased lacrimation, throat irritation, oliguria, rash, bradycardia, decreased urine output, increased ALT and/or AST, hypertension, and rhinitis.

SPRIX is not an inhaled product. SPRIX nasal spray should be discarded within 24 hours of taking the first dose, even if the bottle still contains some medication.

Please see full prescribing information for SPRIX at www.sprix.com.

Safe Harbor

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, and are subject to known and unknown uncertainties and risks.  Actual results could differ materially from those discussed due to a number of factors, including, but not limited to: the success of our clinical trials; our ability to obtain regulatory approval of our product candidates; competitive factors; general market conditions; and other risks factors described in Egalet’s filings with the United States Securities and Exchange Commission. Egalet assumes no obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by law.

Investor and Media Contact:
E. Blair Clark-Schoeb
Senior Vice President, Communications
Email: bcs@egalet.com
Tel: 917-432-9275